EXHIBIT 31.2

CERTIFICATION

I, Martin Eden, certify that:

1. I have reviewed this Form 10-K of Gran Tierra Energy Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 28, 2011	/s/ Martin Eden
Martin Eden
Chief Financial Officer
(Principal Financial Officer)